Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-145098 and No. 333-149916) of our report dated April 14, 2009 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers S.A.
Athens, Greece
June 16, 2010